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                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE                       CONTACT:
NOVEMBER 1, 2001                            Donald A. Weidig
                                            Chief Financial Officer
                                            (614) 258-9501


               WATERLINK ANNOUNCES APPOINTMENT OF NEW OFFICERS AND
                     CONSOLIDATION OF CORPORATE HEADQUARTERS


       Columbus, Ohio-- November 1, 2001--Waterlink, Inc. (OTCBB: WLKN) today announced the appointment of William Vogelhuber as its President and Chief Executive Officer and Donald Weidig as its Treasurer and Chief Financial Officer. Mr. Vogelhuber was previously the President of Waterlink's Specialty Products Division, the Company's largest and most profitable business unit. Mr. Weidig was previously the Company's Controller and Corporate Secretary. William Vogelhuber was also elected to the Company's Board of Directors. These appointments were made as the latest step in the Company's previously announced strategic alternative process. With the recent sale of three of Waterlink's five operating divisions, the Board decided to consolidate its corporate headquarters functions into the offices in Columbus, Ohio. This consolidation is expected to generate over $1.5 million in annual cost savings due to personnel and other overhead reductions. Messrs. Vogelhuber and Weidig succeed Scott King and Mark Brody both of whom are leaving Waterlink, having substantially completed the Company's strategic alternative process. In addition, William Eubanks has been appointed President of Barnebey Sutcliffe Corporation in Columbus, the largest operation within Waterlink. Mr. Eubanks joined Barnebey Sutcliffe in 1990 and most recently served as its Vice President of Operations.

       Commenting on the appointments, Robert Pinkas, Waterlink's Chairman of the Board, stated, "We are very excited as we enter into this new phase for Waterlink. Now that we have significantly reduced the size and debt level of the Company, Bill Vogelhuber, with his 23 years of industry experience, will help return Waterlink to profitability. Since its acquisition in 1998, Specialty Products has consistently provided the profits and cash flow that have sustained Waterlink through these difficult past few years. Don has been with Waterlink as its Controller since 1995 and brings significant experience and continuity to our financial function." Mr. Pinkas concluded, "I would also like to thank Scott King and Mark Brody, who have helped manage Waterlink through its transition back to its two strongest divisions. The asset sales, elimination of unprofitable companies, and debt reductions make Waterlink a more focused company as we begin our new fiscal year."

       This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including operating results, cost and debt reductions, and the availability of and ability to consummate alternative strategies. These forward-looking statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially. Such factors include, but are not limited to, economic



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and competitive pressures in certain market segments, improvement and timing of order intake and revenue growth, changes in operating costs, access to and cost of capital, unanticipated liabilities, changes in governmental regulation and the success of the Company's exploration of strategic alternatives. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission, including the sections entitled "Forward-Looking Statements" and "Risk Factors", beginning on page 19, of the Company's annual report on Form 10-K for its fiscal year ended September 30, 2000.

       Waterlink is an international provider of products and systems for the purification and treatment of water and air. Waterlink's executive offices are located in Columbus, Ohio, USA.

       More information about Waterlink can be obtained on the internet at www.waterlink.com, by e-mail inquiry to waterlink@waterlink.com, or by contacting Don Weidig, Waterlink, Inc., 835 North Cassady Avenue, Columbus, Ohio 43219, USA at (614) 258-9501.



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